UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange act of 1934

Date of Report (Date of earliest event reported) August 1, 2005

OSTEOTECH, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-19278 (Commission File Number)	13-3357370 (IRS Employer Identification No.)

51 James Way, Eatontown, New Jersey (Address of Principal Executive Offices)		07724 (Zip Code)

Registrant’s telephone number, including area code (732) 542-2800

(Former Name or Former Address, if Changed Since Last Report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 1, 2005, Osteotech, Inc. (“Osteotech” or the “Company”) announced the appointment of Mark H. Burroughs to the position of Executive Vice President, Chief Financial Officer and Secretary, to succeed Michael J. Jeffries as Executive Vice President, Chief Financial Officer and Secretary, upon the retirement of Mr. Jeffries effective December 31, 2005. Mr. Burroughs joined Osteotech in late 2000 after serving in a number of senior-level management positions in finance, operations and mergers and acquisitions over a period of nine years with MEDIQ/PRN Life Support Services, Inc. Prior to MEDIQ/PRN, Mr. Burroughs spent nine years with Deloitte &Touche, where he last held the position of senior manager.

On November 1, 2000, Osteotech entered into an Employment Agreement with Mr. Burroughs. Pursuant to the Employment Agreement, the original term of Mr. Burroughs’ employment was two years, subject to automatic renewal for an additional two years unless terminated at least three months prior to expiration of the then current two year term. The Employment Agreement has been renewed and the current term expires October 31, 2006. Mr. Burroughs’ current annual base salary is $195,000 and is subject to increase at the option and in the sole discretion of the Board of Directors. Mr. Burroughs is also eligible for an annual bonus based on his performance and an annual stock option grant based on Osteotech’s performance. In addition, Mr. Burroughs receives fringe benefits, including but not limited to, four weeks paid vacation and medical, dental, life insurance and long-term disability benefits. If Mr. Burroughs is terminated without cause (as defined in the Employment Agreement), he will be entitled to receive any portion of his unpaid base salary, plus twelve months of severance pay and a continuation of medical, dental and life insurance benefits.

In addition, on November 1, 2000, Mr. Burroughs entered into a Non-Competition, Non-Solicitation, Confidential Information and Inventions Agreement with Osteotech, whereby through the term of the Employment Agreement and for 24 months after Mr. Burroughs’termination for any reason whatsoever, Mr. Burroughs agrees not to (a) directly or indirectly engage in any business or activity which is competitive to the business of Osteotech at the time of such termination, within any state in which Osteotech transacts business, (b) assist others in engaging in any competing business in any manner, or (c) induce other Osteotech employees to terminate their employment with Osteotech or engage in any competing business. Mr. Burroughs also agrees not to disclose any information relating to Osteotech’s business through the term of employment and at all times thereafter. Mr. Burroughs will also promptly disclose, grant and assign ownership to Osteotech for its sole use and benefit any and all inventions, improvements, technical information and suggestions relating in any way to the business of Osteotech, which he may develop, acquire, conceive or reduce to practice while employed with Osteotech.

Mr. Burroughs also entered into a Change of Control Agreement with Osteotech, dated November 1, 2000, pursuant to which, a change in control is defined as (i) a change in the

Board of Directors of Osteotech such that a majority of the Board is made up of persons who were neither nominated nor appointed by incumbent Directors, (ii) the acquisition by any person of a majority of the outstanding voting securities of Osteotech, except if such acquisition is effected by Osteotech itself, by an employee benefit plan of Osteotech or pursuant to an offering by Osteotech of its voting securities, (iii) a merger or consolidation of Osteotech with another company such that neither Osteotech nor any of its subsidiaries will be the surviving entity, (iv) a merger or consolidation of Osteotech following which Osteotech or a previous subsidiary of Osteotech will be the surviving entity and a majority of the voting securities of Osteotech will be owned by a person or persons who were not beneficial owners of a majority of Osteotech’s voting securities prior to such merger or consolidation, (v) a liquidation of Osteotech, or (vi) a sale or disposition by Osteotech of at least 80% of its assets.

Under the Change of Control Agreement, for one (1) year after the occurrence of a change in control, Mr. Burroughs has the right to remain in Osteotech’s employ in the same position he held before the change in control and will be entitled to a base salary and benefits no less favorable than those in effect immediately preceding the change in control. In addition, upon a change in control, all unvested stock options held by Mr. Burroughs will vest and become exercisable immediately, notwithstanding anything to the contrary contained in the option certificates or any plan covering such options. If, however, the change in control arises from a merger or consolidation in which neither Osteotech nor any of its subsidiaries is the surviving entity or from the liquidation of Osteotech, Mr. Burroughs will be given a reasonable opportunity to exercise such options prior to the change in control and any such options not so exercised will terminate on the effective date of the change in control.

The agreements also provide that if, after a change in control, Mr. Burroughs’ employment is terminated for any reason, he will be entitled to receive all then accrued pay, benefits, executive compensation and fringe benefits, including pro rata bonus and incentive plan earnings through the date of his termination plus the amount of any compensation he previously deferred, in each case, to the extent theretofore unpaid. In addition, unless Mr. Burroughs terminates his employment without good reason (as defined below) on or prior to the 180th day after the change in control event or Osteotech terminates his employment for just cause (as defined in the agreement) on or prior to the 180th day after the change in control event, Mr. Burroughs will receive (i) a payment equal to three (3) times the sum of (a) his average annual base salary plus (b) his average annual cash bonuses, for the five (5) taxable years prior to the change in control event, plus interest, and (ii) at Osteotech’s expense, medical, health and disability benefits comparable to those he received prior to the change in control for a period of three (3) years following his termination. Furthermore, unless Mr. Burroughs terminates his employment without good reason prior to the first anniversary of the change in control event or Osteotech terminates his employment for just cause, Mr. Burroughs will also be entitled to (i) the balance of all pay, benefits, compensation and fringe benefits including (but not limited to) pro rata salary, bonus and incentive plan earnings payable through the first anniversary of the change in control event, and (ii) an office and reasonable secretarial and other services from Osteotech for one year from the date of his termination.

For purposes of the Change in Control Agreement, good reason includes (A) the assignment to Mr. Burroughs of duties which are not substantially of equal status, dignity and character as the duties performed immediately prior to the change in control, (B) the failure of Osteotech to provide full compensation as contemplated by the change in control agreement, (C) the relocation of Mr. Burroughs’ office to a location more than fifteen miles from the location required immediately prior to the change in control, or his being required to travel to a much greater extent than required immediately prior to the change in control in order to perform duties of substantially equal status, dignity and character to those performed prior to the change in control, (D) the failure of a successor corporation to expressly assume and agree to perform Osteotech’s obligations under the change in control agreement, provided such successor has received at least twenty (20) days prior written notice of such obligations, and (E) the voluntary termination by Mr. Burroughs for any reason after the 180th day following the change in control. Except with respect to section (E), the determination that good reason exists requires that Mr. Burroughs make such determination in good faith, notify Osteotech of his or her position in writing and provide twenty (20) days for Osteotech to cure.

On August 1, 2005, Osteotech issued a press release announcing the appointment which is attached to this current report as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

99.1	Press Release dated August 1, 2005

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 5, 2005

OSTEOTECH, INC.
———————————————
                       (Registrant)

By  /s/ Michael J. Jeffries
       ——————————————
       Michael J. Jeffries
       Executive Vice President,
       Chief Financial Officer
       (Principal Financial Officer
       and Principal Accounting
Officer)